Effective November 25, 2011 the ratio has changed to one
(1) ADS representing one (1) Ordinary Share (1 1)
Exhibit A to the Deposit Agreement

AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents onefifth of
one deposited Share)
THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES,
NOMINAL VALUE OF EURO 5.00 EACH,
OF
NATIONAL BANK OF GREECE S.A.
(ORGANIZED UNDER THE LAWS OF GREECE)
The Bank of New York Mellon as depositary (hereinafter
called the Depositary), hereby certifies that , or registered assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES
representing deposited Ordinary shares in registered form, nominal value Euro 5.00 each (herein called Shares), of
National Bank of Greece S.A., organized under the laws of
Greece (herein called the Issuer). At the date hereof, each American Depositary Share represents onefifth of one
Share which is either deposited or subject to deposit under
the Deposit Agreement at the principal Athens, Greece
office of National Bank of Greece (herein called the
Custodian).  The Depositary's Corporate Trust Office is
located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y.
10286.
THE BANK OF NEW YORK MELLON,
as Depositary
By
   Authorized Signatory
Dated  ,
Countersigned
Authorized Signatory
THE DEPOSITARY'S CORPORATE TRUST
OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y. 10286
ARTICLE 1.	THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of an issue (herein called Receipts), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as
of May 28, 1998 as amended and restated as of October
25, 1999, December 3, 1999, December 31, 2001 and as
further amended and restated as of January 22, 2010
(herein called the Deposit Agreement), by and among the
Issuer, the Depositary, and all Owners and Beneficial
Owners from time to time of Receipts issued thereunder,
each of whom by accepting this Receipt agrees to become a
party thereto and become bound by all the terms and
conditions thereof.  The Deposit Agreement sets forth the
rights of Owners and Beneficial Owners of the Receipts
and the rights and duties of the Depositary in respect or in lieu of the Shares deposited or deemed to be deposited
thereunder and any and all other securities, property and
cash from time to time received in respect or in lieu of such Shares and held thereunder (such Shares, securities, property, and cash are herein called Deposited Securities). Copies of the Deposit Agreement are on file at the
Depositary's Corporate Trust Office in The City of New
York and at the office of the Custodian.
The statements made on the face and reverse of this
Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms defined in the Deposit
Agreement and not defined herein shall have the meanings
set forth in the Deposit Agreement.
ARTICLE 2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
Upon surrender at the Corporate Trust Office of the
Depositary of this Receipt for the purpose of withdrawal of
the Deposited Securities represented by the American
Depositary Shares evidenced by such Receipt, and upon
payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 of the Deposit
Agreement and payment of all taxes and governmental
charges payable in connection with such surrender and
withdrawal of the Deposited Securities, and subject to the
terms and conditions of the Deposit Agreement, the
Articles and the Deposited Securities, the Owner of such
Receipt acting for itself or on behalf of the Beneficial
Owner, as the case may be, shall be entitled to delivery, to him or upon his order, as permitted by applicable law, of
the amount of Deposited Securities at the time represented
by the American Depositary Shares evidenced by such
Receipt or such beneficial interest.  Delivery of such
Deposited Securities may be made, as permitted by
applicable law, by the registration of such Deposited
Securities in an Investor Account which the Owner of such
Receipt shall have opened with the Dematerialised
Securities System or the delivery of any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by
him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.
A Receipt surrendered under Section 2.05 of the Deposit
Agreement may be required by the Depositary to be
properly endorsed in blank or accompanied by a proper
instrument or instruments of transfer in blank, and if the Depositary so requires, the Owner thereof or the Beneficial
Owner of an interest as to which withdrawal instructions
have been given, as the case may be, shall execute and
deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be registered, as provided for above or
delivered to or upon the written order of a person or
persons designated in such order, as permitted by applicable law.  Thereupon the Depositary shall direct the Custodian
to register in the Investor Account, as provided for above, subject to Sections 2.06, 3.01 and 3.02 of the Deposit
Agreement and to the other terms and conditions of the
Deposit Agreement and the Articles, to or upon the written
order of the person or persons designated in the order
delivered to the Depositary if so required by the Depositary and as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt or such beneficial interest except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any
dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt or such beneficial interest, or of any proceeds of sale of any dividends, distributions or
rights, which may at the time be held by the Depositary.
At the request, risk and expense of any Owner so
surrendering a Receipt, or Beneficial Owner submitting
such written instructions for delivery and for the account of such Owner, the Depositary shall direct the Custodian to transfer or forward any cash, rights or other property other than rights comprising, and forward evidence by the
Central Securities Depositary S.A. and or the Issuer and
other proper documents of title for, the Deposited
Securities represented by the American Depositary Shares evidenced by such Receipt or beneficial interest to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.
ARTICLE 3.	TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register transfers of Receipts on the books of the Depositary from time to time upon
surrender of this Receipt, by the Owner hereof in person or
by a duly authorized attorney, properly endorsed or
accompanied by a proper instrument or instruments of
transfer and duly stamped as may be required by the laws
of the State of New York and the United States and of
Greece, and subject to the payment of funds sufficient to
pay any applicable transfer taxes and the fees and expenses
of the Depositary as provided in Section 5.09 of the
Deposit Agreement.  Thereupon the Depositary shall
execute a new Receipt or Receipts and deliver the same to
or upon the order of the person entitled thereto.
This Receipt may be split into other such Receipts, or may
be combined with other such Receipts into one Receipt, representing the same aggregate number of American
Depositary Shares as the Receipt or Receipts surrendered.
The Depositary may deliver this Receipt or Receipts in
exchange for an unrestricted depositary receipt or
unrestricted depositary receipts, upon the same terms and
subject to the same conditions as apply to a deposit for this Receipt under Section 2.02(b) of the Deposit Agreement.
As a condition precedent to the execution and delivery, registration of transfer, splitup, combination or surrender of any Receipt or transfer or withdrawal of any Deposited Securities, or adjustment of the Depositary's records to reflect the deposit of Shares or any such transfer, splitup, combination, surrender or withdrawal, the Depositary, the Issuer, the Custodian or the Registrar may require payment from the Owner, the depositor of Shares or the presentor of
the Receipt of a sum sufficient to reimburse it for any tax, duty or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge or fee with respect to the Shares being deposited
or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the
Depositary may establish consistent with the provisions of
the Deposit Agreement.
The delivery of Receipts against deposits of Shares
generally or against or in order to reflect deposits of particular Shares may be suspended, or deposits of Shares may be withheld, or the registration of transfer of Receipts in particular instances may be withheld, or the registration of transfer of outstanding Receipts, their splitup or
combination may be suspended generally or in particular instances, during any period when the transfer books of the Depositary or the Issuer or the Foreign Registrar, if
applicable, are closed, or if any such action is deemed
necessary or advisable by the Depositary or the Issuer at
any time or from time to time because of any requirement
of law or of any government or governmental body or
commission, or under any provision of the Deposit
Agreement, or for any other reason, subject to the
provisions of Section 7.07 of the Deposit Agreement. Notwithstanding any other provision of the Deposit
Agreement or the Receipts, the surrender of outstanding
Receipts and withdrawal of Deposited Securities, may not
be suspended subject only to (i) temporary delays caused
by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii)
compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the
foregoing, the Depositary shall not knowingly accept for
deposit under the Deposit Agreement any Shares required
to be registered under the provisions of the Securities Act
of 1933, unless a registration statement is in effect as to
such Shares. The Depositary shall not execute and deliver Receipts under Section 2.03 of the Deposit Agreement, or accept for surrender and cancellation Receipts under
Section 2.05 of the Deposit Agreement, except to the
extent such Receipts evidence five (5) American Depositary Shares, or any integral multiple thereof.
ARTICLE 4.	LIABILITY OF OWNER FOR TAXES.
If any tax or other governmental charge shall become
payable by the Custodian or the Depositary with respect to
this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax or other governmental charge will be payable by
the Owner hereof to the Depositary, and such Owner or
Beneficial Owner shall be deemed liable hereof.  The
Depositary may refuse to effect registration of transfer of
this Receipt or any splitup or combination thereof or any transfer and withdrawal of Deposited Securities represented by American Depositary Shares evidenced by
this Receipt until such payment is made, and may withhold
any dividends or other distributions in respect of any
Deposited Securities, or may sell for the account of the
Owner or Beneficial Owner hereof any part or all of the
Deposited Securities represented by the American
Depositary Shares evidenced by this Receipt, and may
apply such dividends or other distributions or the proceeds
of any such sale in payment of such tax, duty, or other governmental charge (and any taxes and expenses arising or incurred as a result of effecting any such sale) and the
Owner hereof will remain liable for any deficiency.
ARTICLE 5.	WARRANTIES OF DEPOSITORS.
Every person depositing Shares under the Deposit
Agreement shall be deemed thereby to represent and
warrant that such Shares are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making
such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such
Shares and the sale of Receipts evidencing American
Depositary Shares representing such Shares by that person
are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.
ARTICLE 6.	FILING PROOFS, CERTIFICATES AND
OTHER INFORMATION.
Any person presenting Shares for deposit or any Owner or Beneficial Owner of this Receipt may be required from time to time to file with the Depositary or the Custodian
such proof of citizenship or residence, exchange control approval, proof of the identity of any person legally or beneficially interested in this Receipt and the nature of such interest, proof of compliance with all applicable laws and regulations and provisions of or governing Deposited
Securities and the terms of the Deposit Agreement or such information relating to the registration on the books of the Issuer or the appointed agent of the Issuer for transfer and registration of Shares, which may but need not be the
Foreign Registrar, if applicable, of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale of any dividend or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities underlying such Receipt until such proof or other information is filed or such certificates are executed or such representations and warranties made. Upon written request of the Issuer, the Depositary shall provide the Issuer, in a timely manner, with copies of all such certificates, proofs of citizenship or residence and such written representations and warranties provided to the Depositary under Section 3.01 of the
Deposit Agreement.  Each Owner agrees to provide any
information requested by the Issuer or the Depositary
pursuant to this paragraph. No Share shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of Greece and that any necessary
approval has been granted by any governmental body in the
laws of Greece, if any, which is then performing the
function of the regulation of currency exchange, including a certificate by or on behalf of the person depositing such
Shares that there are no restrictions in the Greek exchange control laws then in force that are applicable to the transfer to the Depositary of dividends or any other rights arising
out of the Depositary's acquisition, holding or disposal of
such Shares within or outside Greece or to the receipt of proceeds upon disposal of such Shares or the conversion, by or on behalf of the Depositary, of such amounts
denominated in Drachmas into any other currency.
Upon each delivery to a Custodian of evidence of Shares to
be deposited under the Deposit Agreement, together with
the other documents above specified, such Custodian shall,
as soon as transfer and recordation can be accomplished, subsequent to receipt by the Depositary or its nominee or the Custodian of any required government approvals,
present such evidence to the Issuer or the Foreign Registrar, if applicable, for transfer and recordation of the Shares
being deposited in the name of the Depositary or its
nominee or such Custodian or its nominee.
Deposited Securities shall be held by the Depositary or by a Custodian in the name of the Depositary, if applicable, for the benefit of the Owners and Beneficial Owners.
ARTICLE 7.	CHARGES OF DEPOSITARY.
The following charges shall be incurred by any party
depositing or withdrawing Shares or by any party
surrendering Receipts or to whom Receipts are issued
(including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the Receipts or Deposited
Securities or a distribution of Receipts pursuant to
Section 4.03 of the Deposit Agreement) or by the Owner,
whichever applicable  (1) taxes and other governmental
charges, (2) such registration or other fees as may from time to time be in effect for the registration of transfers of
Shares generally on the Share register of the Issuer or if applicable Foreign Registrar or any central securities depository (including, but not limited to, Apothetirio Pitlon S.A.) and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or
its nominee on the making of deposits or withdrawals under
the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the
Deposit Agreement to be at the expense of persons
depositing Shares or Owners, (4) such expenses as are
incurred by the Depositary in the conversion of Foreign
Currency pursuant to Section 4.05 of the Deposit
Agreement, (5) a fee of 5.00 or less per 100 American
Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement, and the surrender of Receipts
pursuant to Section 2.05 or 6.02 of the Deposit Agreement,
(6) a fee not in excess of .015 per American Depositary
Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to, Sections 4.01 through 4.04 thereof, except for distributions of cash dividends, and (7) a fee for, and the deduction of such fee from, the distribution of proceeds of sales of securities or rights pursuant to Sections 4.02 or 4.04 of the Deposit Agreement, respectively, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Owners of
securities (for purposes of this clause (7) treating all such securities as if they were Shares) or Shares received in exercise of rights distributed to them pursuant to Sections
4.02 or 4.04 of the Deposit Agreement, respectively, but
which securities or rights are instead sold by the
Depositary, and the net proceeds distributed.
The Depositary, subject to Section 2.09 of the Deposit
Agreement, may own and deal in any class of securities of
the Issuer and its affiliates and in Receipts.
ARTICLE 8.	PRERELEASE OF RECEIPTS.
Notwithstanding Section 2.03 of the Deposit Agreement,
and unless requested in writing by the Issuer to cease doing so, the Depositary may execute and deliver Receipts prior
to the registration of Shares pursuant to Section 2.02 of the Deposit Agreement (PreRelease). The Depositary may,
pursuant to Section 2.05 of the Deposit Agreement, register Shares in Investor Accounts upon the receipt and cancellation of Receipts which have been PreReleased,
whether or not such cancellation is prior to the termination of such PreRelease or the Depositary knows that such
Receipt has been PreReleased. The Depositary may receive Receipts in lieu of Shares in satisfaction of a PreRelease.
Each PreRelease will be (a) preceded or accompanied by a
written representation and agreement from the person to
whom Receipts are to be delivered (the PreReleasee) that
the PreReleasee, or its customer, (i) beneficially owns the Shares or Receipts to be delivered to the Depositary, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners or Beneficial Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the
Depositary, disposing of such Shares or Receipts, as the
case may be), other than in satisfaction of such PreRelease,
(b) at all times fully collateralized with cash, U.S.
government securities or such other collateral as the
Depositary determines, in good faith, will provide
substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and
credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by
American Depositary Shares outstanding at any time as a
result of PreReleases will not normally exceed thirty
percent (30%) of the Shares deposited under the Deposit
Agreement provided, however, that the Depositary reserves
the right to disregard such limit from time to time as it
deems reasonably appropriate, and may, with the prior
written consent of the Issuer, change such limit for
purposes of general application.  The Depositary will also
set Dollar limits with respect to PreRelease transactions to be entered into under the Deposit Agreement with any
particular PreReleasee on a casebycase basis as the
Depositary deems appropriate.  For purposes of enabling
the Depositary to fulfill its obligations to the Owners and Beneficial Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the
PreReleasee's obligations to the Depositary in connection
with a PreRelease transaction, including the PreReleasee's obligation to deliver Shares or Receipts upon termination of a PreRelease transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).
The Depositary may retain for its own account any
compensation received by it in connection with the
foregoing.
ARTICLE 9.	TITLE TO RECEIPTS.
Title to this Receipt (and to the American Depositary
Shares evidenced hereby), when properly endorsed or
accompanied by a proper instrument or instruments of
transfer and transferred in accordance with the terms of the Deposit Agreement, including, without limitation, Sections
2.04 and 2.06 of the Deposit Agreement, is transferable by delivery with the same effect as in the case of a negotiable instrument provided, however, that the Issuer and the
Depositary, notwithstanding any notice to the contrary,
may treat the Owner hereof as the absolute owner hereof
for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all
other purposes and neither the Depositary nor the Issuer
shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of this Receipt, unless such holder is the Owner hereof.
ARTICLE 10.	VALIDITY OF RECEIPT.
This Receipt will not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and if a Registrar for the Receipts shall have been appointed and such
Receipts are countersigned by the manual or facsimile
`signature of a duly authorized officer of the Registrar.
ARTICLE 11.	REPORTS INSPECTION OF TRANSFER
BOOKS.
The Company is subject to the periodic reporting
requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the Commission).
Such reports and communications will be available for
inspection and copying at the public reference facilities maintained by the Commission in Washington, D.C.
The Depositary will make available for inspection by
Owners of Receipts at its Corporate Trust Office any
reports and communications, including any proxy soliciting material, received from the Company which are both (a)
received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The
Depositary will also, upon written request, send to Owners
of Receipts copies of such reports when furnished by the
Company pursuant to the Deposit Agreement.  Any such
reports and communications, including any such proxy
soliciting material, furnished to the Depositary by the
Company shall be furnished in English.
The Depositary will keep books for the registration of
Receipts and transfers of Receipts which at all reasonable
times shall be open for inspection by the Owners of
Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of
the Company or a matter related to the Deposit Agreement
or the Receipts.
ARTICLE 12.	DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary or the Custodian shall receive any
cash dividend or other cash distribution by the Issuer on
any Deposited Securities, subsequent to receipt thereof
from the Issuer, the Depositary shall, if such cash is
received in Foreign Currency, subject to the provisions of
Section 4.05 of the Deposit Agreement as promptly as
practicable, convert such dividend or distribution into
Dollars and shall distribute, as promptly as practicable, the amount thus received (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement, if applicable) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing
such Deposited Securities evidenced by Receipts held by
them respectively provided, however, that in the event that
the Issuer or the Depositary shall be required to withhold
and does withhold from such cash dividend or such other
cash distribution in respect of any Deposit Security an
amount on account of taxes or other governmental charges,
the amount distributed to the Owner of the Receipts
evidencing American Depositary Shares representing such
Deposited Securities shall be reduced accordingly.
Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Custodian shall receive any distribution other than a distribution described in
Section 4.01, 4.03 or 4.04 of the Deposit Agreement,
subsequent receipt thereof from the Issuer, the Depositary
shall cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing
such Deposited Securities evidenced by Receipts held by
them respectively, in any manner that the Depositary may
deem equitable and practicable for accomplishing such distribution provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any
securities law requirements, any requirement that the Issuer, the Depositary or the Custodian withhold an amount on
account of taxes or other governmental charges or that such securities must be registered under the Securities Act of
1933 in order to be distributed to Owners or holders of
Receipts) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting
such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) shall be distributed by the
Depositary to the Owners entitled thereto, as in the case of a distribution received in cash, provided that any unsold
balance of such securities or property may be distributed by the Depositary to the Owners entitled thereto in accordance
with securities laws and such equitable and practicable
method as the Depositary shall have adopted.
If any distribution upon any Deposited Securities consists
of a dividend in, or free distribution of, Shares, the
Depositary may, with the Issuer's approval, subsequent to
receipt thereof from the Issuer, and shall if the Issuer shall so request, distribute as promptly as practicable to the
Owners of outstanding Receipts entitled thereto, in
proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by
Receipts held by them respectively, additional Receipts evidencing an aggregate number of American Depositary
Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary
Shares evidenced by Receipts, including the withholding of
any tax or other governmental charge as provided in
Section 4.11 of the Deposit Agreement and the payment of
the fees of the Depositary as provided in Section 5.09 of
the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net
proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities
represented thereby.
The Depositary may withhold any distribution of Receipts
under Section 4.03 of the Deposit Agreement subject to its satisfaction that such distribution does not require registration under the Securities Act of 1933 or is exempt
from registration under the provisions of such Act.
In the event that the Depositary determines that any
distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including
Shares and rights to subscribe therefor) in such amounts
and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the
Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively.
ARTICLE 13.	RIGHTS.
In the event that the Issuer shall offer or cause to be
offered to the holders of any Deposited Securities any
rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the
Issuer shall have discretion as to the procedure to be
followed in making such rights available to any Owners or
in disposing of such rights on behalf of any Owners and
making the net proceeds available in Dollars to such
Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse provided, however, if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may, after consultation with the Issuer, and if requested in writing by the Issuer, shall distribute to any Owner to whom it determines the distribution to be lawful and
feasible, in proportion to the number of American
Depositary Shares representing such Deposited Securities evidenced by Receipts held by such Owner, warrants or other instruments therefor in such form as it deems
appropriate.  If the Depositary determines in its discretion that it is not lawful and feasible to make such rights
available to certain Owners, it may after consultation with
the Issuer, and if requested in writing by the Issuer, shall sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the
Owners to whom it has determined it may not lawfully or
feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with
such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other
instruments, upon an averaged or other practical basis
without regard to any distinctions among such Owners
because of exchange restrictions or the date of delivery of
any Receipt or Receipts or otherwise.  The Depositary shall
not be responsible for any failure to determine that it may
be lawful or feasible to make such rights available to
Owners in general or any Owner or Owners in particular.
If an Owner of Receipts requests the distribution of
warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make
such rights available to such Owner upon written notice
from the Issuer to the Depositary that (a) the Issuer has
elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole
discretion are reasonably required under applicable law.
Upon instruction pursuant to such warrants or other
instruments to the Depositary from such Owner to exercise
such rights, upon payment by such Owner to the Depositary
for the account of such Owner of an amount equal to the
purchase price of the Shares to be received upon the
exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such
Owner, the Depositary will cause the Shares so purchased
to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the
Deposit Agreement, execute and deliver to such Owner.
If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Issuer to offer such rights to Owners and sell the securities upon the exercise of such rights to Owners, the Depositary will not offer such rights to the Owners having an address in the United States unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act. Notwithstanding any terms of the Deposit Agreement to the contrary, the Issuer shall have no obligation to prepare and file a registration statement for any purpose.
ARTICLE 14.	CONVERSION OF FOREIGN
CURRENCY.
Subject to any restrictions imposed by the laws of Greece, regulations or applicable permits issued by any governmental body in Greece, if any, which is then
performing the function of the regulation of currency
exchange, whenever the Depositary or the Custodian shall
receive Foreign Currency, by way of dividends or other distributions or Deposited Securities or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars (net of reasonable and customary expenses incurred by the
Depositary in conversion of the Foreign Currency)
transferred to the United States, the Depositary shall
convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation in whole or in part depending upon the
terms of such warrants or other instruments.  Such
distribution shall be made in proportion to the number of American Depositary Shares representing Deposited
Securities evidenced by Receipts held respectively by such
Owners entitling them to such Dollars and may be made
upon an averaged or other practicable basis without regard
to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion
into Dollars incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.
If such conversion or distribution can be effected only with the approval or license of any government or agency
thereof, the Depositary shall file such application for
approval or license, if any, as it may deem desirable.
If at any time the Depositary shall determine that in its judgment any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is
required for such conversion is denied or in the opinion of
the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may
distribute the Foreign Currency (or an appropriate
document evidencing the right to receive such Foreign
Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without
liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
If any such conversion of Foreign Currency, in whole or in
part, cannot be effected for distribution to some of the
Owners entitled thereto, the Depositary may in its
discretion make such conversion and distribution in Dollars
to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received
by the Depositary to, or hold such balance uninvested and
without liability for interest thereon for the respective accounts of, the Owners entitled thereto.
ARTICLE 15.	FIXING OF RECORD DATE.
Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the
Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or if the Depositary has the right to vote the Shares or other
Deposited Securities represented by the American
Depositary Shares, whenever the Depositary shall receive
notice of any meeting of holders of Shares or other
Deposited Securities or whenever the Depositary shall find
it necessary or convenient, the Depositary shall fix a record date, which shall be as near as practicable to any corresponding record date set by the Issuer (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to give or to forward instructions for the exercise of voting rights at any such meeting, or (iii)entitled to receive information on such meetings as provided in the Deposit Agreement, or (b) for fixing the date on or after which each American
Depositary Share will represent the changed number of
Shares.  Subject to the provisions of Sections 4.01 through
4.05 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to
such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of
American Depositary Shares evidenced by Receipts held by
them respectively and to give voting instructions, to
exercise the rights of Owners under the Deposit Agreement
with respect to such changed number of Shares and to act
in respect of any other such matter.
ARTICLE 16.	VOTING OF DEPOSITED SECURITIES.
Upon receipt of notice of any meeting of holders of Shares
or other Deposited Securities, if requested in writing by the Issuer, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which
notice shall be in the sole discretion of the Depositary,
which shall contain (a) such information as is contained in
such notice of meeting received by the Depositary from the Issuer, (b) a statement that the Owners of American
Depositary Shares as of the close of business on a specified record date will be entitled, subject to any applicable provision of Greek law and of the Articles of the Issuer, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective
American Depositary Shares, (c) a statement as to the
manner in which such instructions may be given, including
an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a designated member or members of the Board of Directors of the Issuer and (d) a statement that by instructing the Depositary as to the exercise of voting rights with respect to the Deposited Securities such Owner will be deemed (i) to authorize the Depositary to cause the number of Deposited Securities evidenced by the number of American Depositary Shares
held by such Owner to be registered in the name of such
Owner in a temporary voting account ten (10) days prior to
the date on which such vote is to occur and immediately
after such vote to register such Deposited Securities in the name of the Depositary or the Custodian or their respective nominees, (ii) to authorize the Issuer and the Depositary to make such other arrangements as they may deem necessary
or advisable consistent with Greek law, the Articles of the Issuer and the terms of the Deposited Securities to permit the Depositary to carry out such instructions, and (iii) to
agree not to transfer, surrender or otherwise dispose of such Owner's American Depositary Shares representing such
Deposited Securities until after the date such vote is to
occur.  Upon the written request of an Owner of a Receipt
on such record date, received on or before the date
established by the Depositary for such purpose, the
Depositary shall endeavor insofar as practicable to vote or
cause to be voted the amount of Deposited Securities
represented by such Receipt in accordance with the
instructions set forth in such request and will notify the
Issuer in advance of its intentions to so vote or cause to be voted such Deposited Securities as required to preserve such voting rights. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions.  If no instructions are received by the Depositary from any Owner with
respect to any of the Deposited Securities represented by
the American Depositary Shares evidenced by such
Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a designated member or members of the Board of Directors of the Issuer with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a designated member or members of the Board of Directors of the Issuer to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Issuer informs the Depositary (and the Issuer agrees to provide such
information as promptly as practicable in writing) that (x)
the Issuer does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.
There can be no assurance that Owners generally or any
Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction
Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.
ARTICLE 17.	CHANGES AFFECTING DEPOSITED
SECURITIES.
In circumstances where the provisions of Section 4.03 of
the Deposit Agreement do not apply, upon any change in
nominal value, change in par value, splitup, consolidation or any other reclassification of Deposited Securities, or upon
any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in
respect of Deposited Securities, shall be treated as new Deposited Securities under the Deposit Agreement, and
American Depositary Shares shall thenceforth represent, in addition to existing Deposited Securities, the right to receive the new Deposited Securities so received in
exchange or conversion, unless additional Receipts are
delivered pursuant to the following sentence.  In any such
case the Depositary, with the Issuer's approval, may and
shall, if the Issuer shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, and subject to the provisions of Section 4.03 of the Deposit Agreement, or call for the surrender of outstanding
Receipts to be exchanged for new Receipts specifically
describing such new Deposited Securities.
ARTICLE 18.	LIABILITY OF THE ISSUER AND
DEPOSITARY.
Neither the Depositary nor the Issuer nor any of their
directors, employees, agents or affiliates shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law or regulation
of the United States, Greece or any other country, or of any governmental or regulatory authority or stock exchange, other than NASDAQ, or by reason of any provision,
present or future, of the Articles or the Deposited
Securities, or by reason of any provision of any securities issued or distributed by the Issuer, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Issuer or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of,
doing or performing any act or thing which by the terms of
the Deposit Agreement or the Deposited Securities it is
provided shall be done or performed nor shall the
Depositary or the Issuer or any of their respective directors, employees, agents or affiliates incur any liability to any
Owner or holder of any Receipt by reason of any
nonperformance or delay, caused as aforesaid, in the
performance of any act or thing which by the terms of the
Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit
Agreement or the Articles.  Where, by the terms of a
distribution pursuant to Section 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, because of
applicable law, or for any other reason, such distribution or offering may not be made available to Owners, and the
Depositary may not dispose of such distribution or offering
on behalf of such Owners and make the net proceeds
available to such Owners, then the Depositary shall not
make such distribution or offering, and shall allow any
rights, if applicable, to lapse.
The Issuer assumes no obligation nor shall it be subject to
any liability under the Deposit Agreement to any Owners or holders of Receipts or Beneficial Owners of Receipts, except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or
bad faith.  The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to
any Owners or holders of Receipts or Beneficial Owners of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited
Securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. Neither the Depositary nor the
Issuer shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts,
which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever
with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the
Depositary nor the Issuer shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any
governmental authority, any person presenting Shares for
deposit, any Owner or any other person believed by it in
good faith to be competent to give such advice or
information.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in
connection with a previous act or omission of the
Depositary or in connection with any matter arising wholly
after the removal or resignation of the Depositary, provided that in connection with the issue out of which such
potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that
any such action or nonaction is in good faith.  No
disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.
The Issuer agrees with the Depositary that neither the Issuer nor any company controlled by, controlling or under
common control with the Issuer will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Issuer or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933.
The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or
expense (including, but not limited to, the reasonable fees
and expenses of counsel) which may arise out of any
registration statement filed with the Commission with
respect to the Receipts, American Depositary Shares or
Deposited Securities or the offer or sale thereof in the
United States or out of acts performed or omitted, in
accordance with the provisions of the Deposit Agreement
and of the Receipts, as the same may be amended,
modified or supplemented from time to time, (i) by either
the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence of any of them or the failure of any of them to act in good faith, or (ii) by the Issuer or any of its directors, employees, agents and affiliates.
The Depositary agrees to indemnify the Issuer, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or failure to act in good faith.
The obligations set forth in Section 5.08 of the Deposit Agreement shall survive the termination of the Deposit
Agreement and the succession or substitution of any
indemnified person.
Any person seeking indemnification under the Deposit
Agreement (an indemnified person) shall notify the person
from whom it is seeking indemnification (the indemnifying
person) of the commencement of any indemnifiable action
or claim promptly after such indemnified person becomes
aware of such commencement (provided that the failure to
make such notification shall not affect such indemnified
person's rights under Section 5.08 of the Deposit
Agreement) and shall consult in good faith with the
indemnifying person as to the conduct of the defense of
such action or claim, which shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the
indemnifying person.
ARTICLE 19.	RESIGNATION AND REMOVAL OF
THE DEPOSITARY APPOINTMENT OF
SUCCESSOR CUSTODIAN.
The Depositary may at any time resign as Depositary under
the Deposit Agreement by written notice of its election so
to do delivered to the Issuer effective upon the
appointment of a successor depositary and its acceptance of
such appointment as provided in the Deposit Agreement.
The Depositary may at any time be removed by the Issuer
by written notice of such removal effective upon the
appointment of a successor depositary and its acceptance of
such appointment as provided in the Deposit Agreement.
In case at any time the Depositary shall resign or be
removed, the Issuer will use its reasonable efforts to
appoint a successor depositary, which will be a bank or trust company having an office in the Borough of Manhattan,
The City of New York. Every successor depositary shall
open an Investor Account with the Dematerialised
Securities System, where the Deposited Securities shall be transferred, will execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its
appointment under the Deposit Agreement, and thereupon
such successor depositary, without any further act or deed,
will become fully vested with all the rights, powers, duties and obligations of its predecessor but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer, will execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Deposit Agreement,
such predecessor will duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and will deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary will promptly mail notice of its appointment
within 30 days to the Owners.  Whenever the Depositary in
its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians.
The Depositary will not charge a fee for cancellation of
Receipts and withdrawal of Shares, if any, caused solely by
the appointment and qualification of a successor depositary.
ARTICLE 20.	AMENDMENT.
The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the
Depositary in any respect which they may deem necessary
or desirable.  Any amendment which shall impose or
increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs and other expenses), or which shall otherwise prejudice any
substantial existing right of Owners will, however, not
become effective as to outstanding Receipts until the
expiration of thirty days after notice of such amendment
shall have been given to the Owners of outstanding
Receipts.  Every Owner at the time any amendment so
becomes effective will be deemed, by continuing to hold
such Receipt, to consent and agree to such amendment and
to be bound by the Deposit Agreement as amended
thereby. In no event shall any amendment, at or after the Effective Time, impair the right of the Owner of this
Receipt to surrender such Receipt and receive herefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.
ARTICLE 21.	TERMINATION OF DEPOSIT
AGREEMENT.
The Depositary shall at any time at the direction of the
Issuer terminate the Deposit Agreement by mailing notice
of such termination to the Owners of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding if at any time 60 days shall have expired
after the Depositary shall have delivered to the Issuer a
written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit
Agreement.  On and after the date of termination, the
Owner of this Receipt will, upon (a) surrender of such
Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit
Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities
represented by the American Depositary Shares evidenced
by such Receipt.  If any Receipts shall remain outstanding
after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform
any further acts under the Deposit Agreement, except that
the Depositary shall in accordance with the provisions of
the Deposit Agreement continue to collect dividends and
other distributions pertaining to Deposited Securities, shall sell property and rights as provided in the Deposit
Agreement, and shall continue to deliver Deposited
Securities, together with any dividends or other
distributions received with respect thereto and the net
proceeds of the sale of any rights or other property, in
exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the
Owner of such Receipt in accordance with the terms and
conditions of the Deposit Agreement, and any applicable
taxes or governmental charges).  As soon as practicable
after the expiration of one year from the date of
termination, the Depositary may sell the Deposited
Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale,
the Depositary shall be discharged from all obligations
under the Deposit Agreement, except to account for such
net proceeds and other cash (after deducting, in each case,
the applicable fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Issuer under Section 5.08 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Issuer shall
be discharged from all obligations under the Deposit
Agreement except for its obligations to the Depositary
under Sections 5.08 and 5.09 of the Deposit Agreement.
ARTICLE 22.	COMPLIANCE WITH U.S. SECURITIES
LAWS
Notwithstanding anything in the Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit
Agreement to prevent the withdrawal or delivery of
Deposited Securities in a manner which would violate the
U.S. securities laws, including, but not limited to, Section
I.A 1 of the General Instructions to the Form F6
Registration Statement, as amended from time to time,
under the Securities Act of 1933.
ARTICLE 23.	UNCERTIFICATED AMERICAN
DEPOSITARY SHARES DTC DIRECT
REGISTRATION SYSTEM.
Notwithstanding anything to the contrary in the Deposit
Agreement
(a) American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to the Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities
Act of 1933 for, both certificated and uncertificated
American Depositary Shares. Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.
(b)(i) The term deliver, or its noun form, when used with respect to Receipts, shall mean (A) bookentry transfer of American Depositary Shares to an account at The
Depository Trust Company, or its successor (DTC), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.
(ii) The term surrender, when used with respect to Receipts, shall mean (A) one or more bookentry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate
Trust Office of an instruction to surrender American
Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary
Shares.
(c) American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.
(d) The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction
(including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary
Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary
Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American
Depositary Shares.
(e) Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American
Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.
(f)(i) The parties acknowledge that the Direct Registration System (DRS) and Profile Modification System (Profile) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated
American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
(ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and
5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.


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